Exhibit 99.6

FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY

FOR

7.625% SERIES A SENIOR SUBORDINATED NOTES DUE 2013

IN EXCHANGE FOR

7.625% SERIES B SENIOR SUBORDINATED NOTES DUE 2013

OF

LNR PROPERTY CORPORATION

Registered holders of outstanding 7.625% Senior Subordinated Notes due 2013 (the “Series A Notes”) who wish to tender their Series A Notes in exchange for a like principal amount of new 7.625% Series B Senior Subordinated Notes due 2013 (the “Series B Notes”) who cannot deliver their Series A Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to US Bank Trust National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” in the Prospectus.

THE EXCHANGE AGENT OF THE EXCHANGE OFFER IS:

US BANK TRUST NATIONAL ASSOCIATION

By Hand: US Bank Trust National Association 100 Wall Street, Suite 1600 New York, NY 10005 Attention: Beverly Freeney	By Mail: US Bank Trust National Association 100 Wall Street, Suite 1600 New York, NY 10005 Attention: Beverly Freeney

By Overnight Express: US Bank Trust National Association 100 Wall Street, Suite 1600 New York, NY 10005 Attention: Beverly Freeney	By Facsimile: (212) 509-3384 Attention: Beverly Freeney

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), the signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Series A Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                     , 2003 of LNR Property Corporation (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED

NAME AND ADDRESS OF TENDERING HOLDER	PRINCIPAL AMOUNT OF SERIES A NOTES TENDERED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, a confirmation of book-entry transfer of the Series A Notes into the Exchange Agent’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three business days after the Expiration Date (as defined in the Prospectus and the Letter of Transmittal).

Name of Firm:

Address:

ZIP CODE

Area Code and Telephone No.:

(AUTHORIZED SIGNATURE)

Title:

Name:

(PLEASE TYPE OR PRINT)

Date: